EXHIBIT 10.22

LEASE EXTENSION AGREEMENT

THIS AGREEMENT is dated for reference the 16TH day of December, 2022,

AMONG:

0846869 B.C.LTD.

(the "Landlord")

AND:

ACHIEVE LIFE SCIENCES TECHNOLOGIES INC.

(the "Tenant")

WHEREAS:

A.

Pursuant to a lease dated November 19, 2018 (the "Lease"), between the Landlord, as landlord, and the Tenant, as tenant, the Tenant leases from the Landlord those certain premises on the tenth (10th) floor of the Building comprising a Premises Rentable Area of 2,367 square feet and identified as Suite 1030 (the "Premises"), upon the terms and conditions set forth therein;

B.The Term of the Lease is scheduled to expire on January 31, 2023;

C.

The Landlord and the Tenant have agreed to extend the Term of the Lease for a period of period of two (2) years (the "First Extension Term"), commencing on February 1, 2023, and expiring on January 31, 2025, upon the terms and conditions hereinafter set forth; and

D.

The Landlord and the Tenant have agreed to enter into this Agreement for the purposes of giving effect to the First Extension Term and certain other matters as hereinafter set forth pursuant to the terms and conditions of this Agreement.

NOW THEREFORE in consideration of the sum of $10.00 paid by each party to the other and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the parties, the parties hereto covenant and agree as follows:

1.DEFINED TERMS

1.1	Unless the context otherwise requires, terms which are used in this Agreement (including the Recitals), and not otherwise defined herein, have the meanings given to them by the Lease.

2.DEMISE

2.1

The Landlord hereby demises and leases to the Tenant, and the Tenant hereby leases and takes from the Landlord, the Premises for the First Extension Term subject to the terms and conditions herein provided.

3.EXTENSION OF TERM

3.1

Subject to the terms and conditions hereof, effective as and from the date hereof, the Lease will be extended and modified to include the First Extension Term as set out in this Agreement and, except for the modifications expressly provided herein and except for the provisions of the Lease for Landlord's Work, fixturing periods, free rent, tenant allowances and other inducements, if any, applicable only to the initial Term, all provisions of the Lease will apply to the First Extension Term as they do to the initial Term and all references in the Lease to the "Term" will hereafter be deemed to refer to and include the First Extension Term, and the Lease and, in particular, subarticles 1.1(e) and 1.1(g) of the Lease, shall be deemed to be amended accordingly to reflect the First Extension Term and the new Expiration Date, respectively.

4.ANNUAL BASE RENT

4.1

During the First Extension Term, the Tenant covenants and agrees to pay to the Landlord, or as the Landlord may direct in writing, in lawful money of Canada, without any set-off, compensation, or deduction whatsoever, in addition to all Additional Rent and other amounts payable by the Tenant under the Lease, Annual Base Rent for the Premises at the rates set forth below, payable in equal consecutive monthly instalments in advance on the first day of each and every calendar month of the First Extension Term, plus applicable taxes, as follows:

Rate Per Square Foot Year(s) of First Extension Term	Per Annum	Per Annum	Per Month
1	$38.00	$89,946.00	$7,495.50
2	$38.00	$89,946.00	$7,495.50

5.ACCEPTANCE OF PREMISES

5.1

The Tenant hereby acknowledges and agrees that its acceptance of the Premises on the commencement date of the First Extension Term, being February 1,2023, shall be on an "as is, where is" basis; "as is, where is" being the condition of the Premises as of such date, and the Landlord shall have no obligations whatsoever to do or provide any work in respect of the Premises.

6.OPTION TO EXTEND

6.

If the Tenant duly and regularly pays the Rent, plus GST, and performs each and every of the covenants in the Lease to be performed and observed by the Tenant throughout the First Extension Term and is in occupancy of the entire Premises, then the Tenant shall have one (1) option to extend the Term of the Lease for a further term of two (2) years (the "Second Extension Term") commencing on February 1, 2025, and expiring on January 31, 2027, such option to be exercised by the Tenant upon not less than six (6) months' and not more than twelve (12) months' prior written notice to the Landlord prior to the expiration of the First Extension Term, failing which such option shall be null and void and incapable of exercise. If the Tenant exercises the option to extend the First Extension Term, the lease by the Tenant of the Premises for the Second Extension Term shall be on the same terms and conditions as the initial Term of the Lease (as herein extended by the First Extension Term) except for Annual Base Rent, any free rent allowance, fixturing period, tenant improvement allowance or other incentive given to the Tenant during the initial Term (as herein extended by the First Extension Term), and except for this option to extend.

6.2

The Annual Base Rent payable by the Tenant during the Second Extension Term shall be negotiated and agreed upon between the Landlord and the Tenant, both acting reasonably, based on the then prevailing fair market basic rent as at the commencement of the Second Extension Term for similarly improved premises of similar size, quality, use and location in buildings similar to the Building, but shall in any event not be less than the Annual Base Rent paid during the last year of the First Extension Term. If the Landlord and the Tenant are unable to agree on the Annual Base Rent for the Second Extension Term within three (3) months prior to the commencement of the Second Extension Term, then the matter shall be determined by arbitration pursuant to the provisions of the Arbitration Act, S.B.C. 2020, c.2, and any statutory modifications or re-enactment thereof, and in accordance with the foregoing provisions, by a single arbitrator to be mutually agreed upon by the Landlord and the Tenant and failing agreement as to such arbitrator within ten (10) days after either party shall have demanded the appointment of such arbitrator, then, upon the application of either the Landlord or the Tenant, the arbitrator shall be appointed by a Judge of the Supreme Court of British Columbia. The determination by the arbitrator shall be final and binding upon the Landlord and the Tenant, and their respective successors and permitted assigns. The costs of such arbitration shall be borne equally by the Landlord and the Tenant. The provisions of this Section shall be deemed to be a submission to arbitration within the provisions of the Arbitration Act, S.B.C. 2020, c.2, and any statutory modifications or re-enactment thereof, provided that any limitations on the remuneration of the arbitrator imposed by such legislation shall not be applicable. The arbitration shall be held in the City of Vancouver, British Columbia, unless otherwise agreed in writing by the Landlord and the Tenant.

6.3

It is understood and agreed by the Landlord and the Tenant that until the amount of the Annual Base Rent for the Second Extension Term is finally determined, the Tenant shall pay to the Landlord monthly instalments on account of the Annual Base Rent equal to the annual amount of Annual Base Rent actually payable by the Tenant during the lease year immediately preceding the date of expiry of the First Extension Term, converted to an equal monthly average. Once the arbitrator has determined the amount of the Annual Base Rent for the Second Extension Term, then the Annual Base Rent paid as aforesaid shall be adjusted to reflect the Annual Base Rent as determined for the Second Extension Term and the Tenant shall, forthwith upon request by the Landlord, pay to the Landlord interest at the rate set forth in subarticle 13.8 of the Lease on the amount by which the monthly instalments of the Annual Base Rent for the Second Extension Term as finally determined exceed the monthly instalments paid by the Tenant on account of the Annual Base Rent during the Second Extension Term, such interest to be computed and accrue from the date of commencement of the Second Extension Term until the Landlord receives payment in full of the shortfall in the Annual Base Rent.

6.4

For clarity, the Landlord and the Tenant acknowledge and agree that the Tenant has no remaining options to renew or extend the Lease pursuant to the terms of the Lease other than the option to extend set forth in this Section 6 of this Agreement, and that at the expiry of the Second Extension Term (if exercised), the Tenant shall vacate and surrender the Premises in accordance with its obligations under the Lease. Accordingly, the Landlord and the Tenant hereby agree that section 1 of Schedule "C" of the Lease is deleted in its entirety and of no further force or effect.

7.SECURITY DEPOSIT

7.1

Notwithstanding anything to the contrary in the Lease, the Tenant acknowledges and agrees that the Landlord will be entitled to continue to hold the balance of the Security Deposit (being $12,281.77) being held by the Landlord pursuant to article 7 of the Lease throughout the First Extension Term as continuing security for the performance of the Tenant's covenants under the Lease.

8.EFFECT ON LEASE

8.1

This Agreement is expressly made a part of the Lease to the same extent as if incorporated therein, mutatis mutandis, and the parties agree that all agreements, covenants, conditions, and provisos contained in the Lease, except as extended and or otherwise provided herein, shall be and remain unaltered and in full force and effect during the First Extension Term. The Landlord and the Tenant acknowledge and agree to perform and observe, respectively, the obligations of the Landlord and the Tenant under the Lease as extended and amended hereby. The Landlord and the Tenant hereby confirm and ratify the Lease and the extension thereof upon the terms and conditions of this Agreement.

9.GENERAL

9.1Time is of the essence hereof.

9.2	This Agreement will enure to the benefit of and be binding upon each of the Landlord and the Tenant and their respective successors and permitted assigns.

9.3	This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

9.4

This Agreement may be signed in one or more counterparts each of which so executed will constitute an original and all of which together will constitute one and the same agreement. This Agreement will be validly executed if consented to in writing by an authorized signatory of each party, whether evidenced by facsimile or any other method of legibly transmitting recorded messages.

SIGNATURE PAGE TO FOLLOW

IN WITNESS WHEREOF the Landlord and the Tenant have executed this Agreement as of the date first above written.

0846869 B.C. LTD.

Per: /s/ Gary Segal

Authorized Signatory

Print Name: Gary Segal

ACHIEVE LIFE SCIENCES TECHOLOGIES INC.

Per:/s/ John Bencich

Authorized Signatory

Print Name:  John Bencich

Per:/s/ Jerry Wan

Authorized Signatory

Print Name: Jerry Wan